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Exhibit 23.5

CONSENT OF WZI INC.

We hereby consent to the use of the name WZI Inc. and the inclusion of and reference to our report, or information contained therein, dated March 9, 2005 prepared for RIMCO Production Company, Inc. and presented in the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about August 4, 2005.

WZI INC.

	By:	/s/ MARY JANE WILSON Mary Jane Wilson President

Bakersfield, California August 4 2005

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  Exhibit 23.5